[STK] WRS
[IN] HEA MTC RLT FIN BIO
[SU] CCA ERN
TO BUSINESS, MEDICAL AND REAL ESTATE EDITORS:

Windrose Medical Properties Trust Reports Fourth Quarter and Year End Results

      Highlights:

   * Generated Fourth Quarter Funds From Operations (FFO) of $0.24 Per Share on a Fully Diluted Basis; Impacted by Abandoned Due Diligence Costs in Connection With a Proposed Preferred Offering and an Increase in Weighted Average Shares Outstanding Related to a Common Equity Offering

   * Declared Quarterly Dividend of $0.22 Per Share, in Line With Third Quarter 2003 Dividend

   * Completed Secondary Common Offering of 4,255,000 Shares at $12 Per Share in December 2003 for Total Net Proceeds of $47.7 Million; $250 Million Equity Shelf Registration Effective February 2004

   * In December 2003 Contracted to Acquire Five Specialty Medical Properties; Two Closed in December and Three in January 2004

   *  Secured Credit Facility Increased From $25 Million to $70 Million

   INDIANAPOLIS, March 4 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the fourth quarter and year ended December 31, 2003.

   Windrose reported total fourth quarter rental revenues of $4,655,000 on a GAAP basis, compared to $1,648,000 in the fourth quarter 2002. Property operating expenses and property taxes were $725,000 and $290,000, respectively. Fourth quarter 2003 general and administrative expenses were $698,000, compared to $590,000 in the same quarter 2002. In the fourth quarter, Windrose recorded a one-time charge of $209,000 for abandoned due diligence costs associated with a proposed preferred stock offering. The fourth quarter non-cash gain on the interest rate swap was $107,000, reflecting recent interest rate increases.

   For the three months ended December 31, 2003, net income available for common shareholders for the period on a GAAP basis was $450,000, or $0.07 per diluted share, compared to $136,000, or $0.02 per diluted share, for the same period 2002. Funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, were $1,485,000, or $0.24 per diluted share. Funds available for distribution (FAD), comprised primarily of FFO adjusted for straight-line rent, capital items, and minority items, were $979,000. Weighted average common shares outstanding increased by 7.8% from the third quarter, due to the completion of the secondary common stock offering in December 2003.

   For the year ended December 31, 2003, Windrose reported total rental revenues of $14,029,000 on a GAAP basis. Net income available for common shareholders for the period on a GAAP basis was $1,248,000, or $0.21 per diluted share. Funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, were $4,359,000, or $0.75 per diluted share. Funds available for distribution (FAD), comprised primarily of FFO adjusted for straight-line rent, capital items, and minority items, were $3,199,000.

   As previously announced, Windrose declared a fourth quarter 2003 dividend of $0.22 per share, in line with the third quarter. The dividend was payable on February 20, 2004 to shareholders of record on December 15, 2003.

   On December 22, 2003, Windrose completed a secondary public offering of 3,700,000 common shares at $12.00 per share. The underwriters subsequently exercised the option to purchase 555,000 additional common shares to cover over-allotments. Windrose received total net proceeds of $47.7 million.

   On December 31, 2003, Windrose increased its secured credit facility from $25 million to $70 million. Five banks are participating in the credit facility, which has been extended to September 2005.

   Fred Klipsch, Chairman and Chief Executive Officer, said, "In 2003, we completed $102 million in acquisitions, bringing our total income producing assets to $166 million by year end. By February 2004, we had increased income producing assets on our balance sheet to $213 million. We deployed the funds from our December equity offering to fund these assets, to improve our debt ratios, and to provide additional capacity for acquisitions. The offering also allowed us to file a $250 million equity shelf registration, providing us the financial flexibility to efficiently execute future offerings and closely coordinate the timing with acquisitions. Lastly, we increased our secured credit facility from $25 million to $70 million, of which $65 million is available at this time."

   Fred Farrar, President and Chief Operating Officer, stated, "We are pleased to see the occupancy rate increase across our portfolio. Fourth quarter revenues included a full quarter of rental revenue from the Rush Copley acquisition and two weeks from the Sacramento acquisition. Year to date in 2004, we completed $46.5 million in acquisitions, putting us in an excellent position to meet or exceed our acquisition target for 2004 of $100 million."

   A copy of the Company's December 31, 2003 supplemental information fact book will be available by 12:00 p.m. Eastern Time today on the financial reports page in the Investor Center section of the Company's Web site, www.windrosempt.com.

   Windrose will host a conference call to discuss fourth quarter results on Thursday, March 4, 2004 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time). The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (888) 841-5035 for domestic callers and
(973) 582-2830 for international callers. The reservation number for both is 4532643. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at www.windrosempt.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com.

   In addition, a telephonic replay of the call will be available from March 4, 2004 - March 18, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 4532643. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, www.windrosempt.com, through April 4, 2004.

   About Windrose

   Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

   Safe Harbor

   Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Contact:                            Investors/Media:
     Windrose Medical Properties Trust   The Ruth Group
     Fred Farrar                         Stephanie Carrington/Greg Tiberend
     President and COO                   646 536-7017/7005
     317 860-8213                        scarrington@theruthgroup.com
                                         gtiberend@theruthgroup.com


              Windrose Medical Properties Trust and Subsidiaries
                 Condensed Consolidated Financial Information
                      For the three months and years ended
                     December 31, 2003 and December 31, 2002
               (Dollars in Thousands, except per share amounts)

                                Three        Three
                                months       months        Year      August 16-
                                ended        ended        ended     December 31,
                              12/31/2003   12/31/2002   12/31/2003      2002
 RENTAL OPERATIONS
 Revenues
   Rent                          $4,225      $1,577      $12,778      $2,274
   Recoveries from tenants          430          71        1,251
     Total rental revenues        4,655       1,648       14,029       2,274

 Operating expenses
   Property taxes                   290          45          714
   Property operating               725         200        2,003         164
   Depreciation and
    amortization                  1,103         365        3,327         481
     Total operating expenses     2,118         610        6,044         645

       Operating income from
        rental operations         2,537       1,038        7,985       1,629

 SERVICE OPERATIONS (HADC)
 Revenues
   Development and project
    management fees                 449       5,238        3,661       7,559

 Expenses
   Cost of sales and
    project costs                   426       5,349        3,296       7,535
   General and administrative
    expenses                         56         389          824         572
       Income (loss) from
        service operations          (33)       (500)        (459)       (548)

 GENERAL AND ADMINISTRATIVE
  EXPENSES
   Corporate and rental
    operations                      698         590        2,694         851

   Operating income (loss)        1,806         (52)       4,832         230

 OTHER INCOME (EXPENSE)
   Interest Income (expense)     (1,215)        (42)      (3,302)       (151)
   Gain/(Loss) on interest
    rate swap                       107         (25)         142        (232)
   (Loss) on Terminated
     Preferred Offering            (209)                    (209)
   Other Income (Expense)           (19)         30         (250)        (50)
       Total other income
        (expense)                (1,336)        (37)      (3,619)       (433)

 Income Tax (expense) credit         35         238          144         255

   Net income before Minority
    Interest                        505         149        1,357          52

     Minority interest in income
      of common unit holders
      and other subsidiaries        (55)        (13)        (109)         (9)

        Net income available
         for common
          shareholders              450         136        1,248          43


    Weighted average shares of
     common stock outstanding
        - Basic                   6,154       5,692        5,808       5,692
        - Diluted                 6,523         604        6,169       6,054

    Net income per common share
        - Basic and Diluted       $0.07       $0.02        $0.21       $0.01


               Windrose Medical Properties Trust and Subsidiaries
                  Condensed Consolidated Financial Information
             For the three months and years ended December 31, 2003
                             (Dollars in Thousands)

                                              Three months
                                                  ended           Year ended
                                                12/31/2003        12/31/2003
 Funds from operations(1) (FFO):
    Net income                                    $450              $1,248
    Add back (deduct):
      Lease commission and intangible
       amortization and depreciation
        expense                                  1,103               3,327
      Minority interest share of
       depreciation and amortization               (68)               (216)

    Funds from operations (FFO)                 $1,485              $4,359

    FFO per common share
      - Basic and Diluted                        $0.24               $0.75


               Windrose Medical Properties Trust and Subsidiaries
                  Condensed Consolidated Financial Information
                      For the three months and years ended
                     December 31, 2003 and December 31, 2002
                             (Dollars in Thousands)

                                            Three months
                                                ended           Year ended
                                             12/31/2003         12/31/2003
    Funds available for distribution(2)(FAD)
       Funds from operations (FFO)             $1,485             $4,359
       Add back (deduct):
         Straight-line rent adjustment           (337)            (1,062)
         Minority interest share of straight-
          line rent adjustment                     27                 91
         Rental income associated with
          above/below market leases                28                 70
         Gain on interest rate swap              (107)              (142)
         Capital Expenditures, Tenant
          Improvements and Leasing Commissions   (117)              (117)
       Funds available for distribution (FAD)    $979             $3,199


 Reconciliation of Net Income to Cash Flows Provided by Operating Activities

                                          Three months
                                             ended             Year ended
                                           12/31/2003          12/31/2003

    Net income                                $450                $1,248

    Adjustments to reconcile net income
     to net cash provided by operating
     activities
        Depreciation and amortization        1,103                 3,327
        Rental Income associated with
         above/below market lease               28                    70
        Deferred Income Taxes                  (35)                 (144)
        Gain on interest rate swap            (107)                 (142)
        Amortization of deferred
         financing fees                         65                   165
        Amortization of fair value of debt    (191)                 (469)
        Minority interest in earnings           55                   109
        Increase (decrease) in cash due to
         changes in:
           Construction payables, net           22                  (921)
           Straight line rent receivable      (337)               (1,062)
           Revenue earned in excess of
            billings                             3                 1,269
           Billings in excess of revenues
            earned                             (13)                 (252)
           Receivables from tenants             35                  (453)
           Accounts payable and accrued
            expenses                             3                   679
           Other accrued revenues and
            expenses                          (164)               (1,208)
             Cash flows provided by
              operating activities            $917                $2,216


              Reconciliation of Cash Flows Provided by Operating
             Activities to Funds Available for Distribution (FAD)

                                             Three months
                                                 ended          Year ended
                                              12/31/2003        12/31/2003
  Cash flows provided by operating
   activities                                   $917              $2,216
   Add:
     Non-income Operating Cash Flows:
      Billings in excess of revenues
       earned                                     13                 252
      Deferred Income Taxes                       35                 144
      Other accrued revenues and expenses        164               1,208
      Amortization of fair value of debt         191                 469

   Deduct:
     Non-income Operating Cash Flows:
      Accounts Payable and Accrued Expenses       (3)               (679)
      Construction payables, net                 (22)                921
      Amortization of deferred financing
       fees                                      (65)               (165)
      Minority interest in earnings              (55)               (109)
      Minority interest share of depreciation
       and amortization and straight line
        rental income                            (41)               (125)
      Revenues earned in excess of billings       (3)             (1,269)
      Receivables from tenants                   (35)                453
      Capital Expenditures and Tenant
       Improvements                             (117)               (117)

   Funds Available for Distribution             $979              $3,199


              Windrose Medical Properties Trust and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)

                                          Year ended     YTD     Year ended
                                          12/31/2003  09/30/2003 12/31/2002

    Cash and cash equivalents               17,387       1,368      8,238
    Net real estate assets                 162,079     140,548     60,679
    Other assets                             8,427       6,598      6,348
        Total assets                       187,893     148,514     75,265

    Secured Debt                            76,893      84,344      9,664
    Payables and other liabilities           3,753       3,766      4,396
    Dividend Payable                         1,252          --         --
    Minority interest                        3,837       3,716      3,828
    Shareholders' equity                   102,158      56,688     57,377
            Total liabilities and
             shareholders' equity          187,893     148,514     75,265

    (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures.

    (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items.

        The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

SOURCE  Windrose Medical Properties Trust
    -0-                             03/04/2004
    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317-860-8213; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Media: Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Windrose Medical Properties Trust/

    /Web site:  http://www.windrosempt.com
                http://www.real.com /

    (WRS)

CO:  Windrose Medical Properties Trust
ST:  Indiana, Tennessee
IN: HEA MTC RLT FIN BIO
SU:  CCA ERN